Exhibit 5.1

July 25, 2025

CytoDyn Inc.

1111 Main Street, Suite 660

Vancouver, Washington 98660

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to CytoDyn Inc., a Delaware corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”) on the date hereof of a Registration Statement on Form S-3 (the “Registration Statement”), including the base prospectus that is part of the Registration Statement (the “Base Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”). The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Base Prospectus, as it may be amended or supplemented by the various Prospectus Supplements from time to time, will provide for the issuance and sale by the Company from time to time of up to $100 million aggregate offering price of (1) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”); (2) warrants to purchase Common Stock (the “Warrants”); (3) subscription rights to acquire Common Stock or Warrants (the “Subscription Rights”); and (4) units consisting of any combination of Common Stock, Warrants and Subscription Rights (the “Units” and, together with the Common Stock, Warrants, and Subscription Rights, the “Securities”). The Securities will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

In connection with this opinion, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including (i) the Company’s Amended and Restated Certificate of Incorporation, as amended through November 9, 2023 (the “Certificate of Incorporation”); (ii) the Company’s Amended and Restated Bylaws (the “Bylaws”); (iii) a copy of resolutions of the Company’s Board of Directors (the “Board of Directors”) relating to the Registration Statement, certified by the Company’s corporate secretary; and (iv) the Registration Statement and the

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exhibits thereto to be filed with the Commission. We have further relied as to certain factual matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

In our examination of the above-referenced documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, and the authenticity of the originals of such copies. For purposes of the opinions set forth below, we have also assumed, without independent investigation or verification, that:

A.the issuance, sale, number, or amount, as the case may be, and terms of Securities to be offered from time to time will be duly authorized and established, in accordance with the Certificate of Incorporation, the Bylaws and applicable Delaware law (each, a “Corporate Action”), and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;
B.the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective (and such effectiveness shall not have been terminated or rescinded) and will comply with all applicable federal and state laws at the time the Securities are offered and issued as contemplated by the Registration Statement;
C.the Base Prospectus contained in the Registration Statement, describing the Securities offered thereby, which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), as well as each Prospectus, will have been prepared and filed with the Commission under the Securities Act;
D.the authority granted in resolutions duly adopted by the Board of Directors, or a duly authorized committee thereof, will remain in effect at all relevant times and no Securities will be issued or other action taken in contravention of any applicable limits established pursuant to such resolutions from time to time;
E.any applicable definitive purchase, underwriting, subscription, or similar agreement (each, a “Definitive Agreement”), and any other applicable agreement with respect to any Securities offered or sold, will have been duly authorized and validly executed and delivered;

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F.the Company will remain duly organized, validly existing and in good standing under applicable state law;
G. the Company has reserved a sufficient number of shares of its duly authorized, but unissued, Common Stock as is necessary to provide for the issuance of the shares of Common Stock pursuant to the Registration Statement and the applicable Prospectus; and
H.all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the applicable Prospectus.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.Upon due authorization by Corporate Action of the issuance and sale of shares of Common Stock and upon issuance and delivery of such shares of Common Stock against payment for such shares in accordance with the terms and provisions of the applicable Definitive Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus, such shares of Common Stock will be validly issued, fully paid and nonassessable.
2.With respect to the Warrants, when (a) the terms of any applicable warrant agreements under which the Warrants are to be issued have been duly established and the applicable warrant agreements have been duly authorized, executed, and delivered; (b) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreement; and (c) the Warrants have been duly issued, executed, and authenticated in accordance with the applicable warrant agreement and any other related Definitive Agreement and issued and sold as contemplated by the Registration Statement and any applicable Prospectus; and if all the foregoing actions are taken upon due authorization by Corporate Action, and are taken and completed so as (x) not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and (y) to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Warrants will constitute valid and legally

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binding obligations of the Company. The Warrants covered by the opinion in this paragraph include any Warrants that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.
3.  With respect to the Subscription Rights, when (a) the terms of the subscription agreements under which the Subscription Rights are to be issued have been duly established and the subscription agreements and any other related Definitive Agreements have been duly authorized, executed, and delivered; (b) the terms of the Subscription Rights and of their issuance and sale have been duly established in conformity with the applicable subscription agreements; and (c) the Subscription Rights have been duly executed and authenticated in accordance with the applicable subscription agreements and issued and sold as contemplated in the Registration Statement and any applicable Prospectus; and if all the foregoing actions are taken upon due authorization by Corporate Action, and are taken or completed so as (x) not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and (y) to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property, the Subscription Rights will constitute valid and legally binding obligations of the Company.
4.With respect to the Units, when (a) the terms of the unit agreements under which the Units are to be issued have been duly established and the unit agreements and any other related Definitive Agreements have been duly authorized, executed, and delivered; (b) the terms of the Units and of their issuance and sale have been duly established in conformity with the applicable unit agreements; and (c) the Units have been duly executed and authenticated in accordance with the applicable unit agreements and issued and sold as contemplated in the Registration Statement and any applicable Prospectus; and if all the foregoing actions are taken upon due authorization by Corporate Action, and are taken or completed so as (x) not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and (y) to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property, the Units will constitute valid and legally binding obligations of the Company. The Units covered by the opinion in this paragraph include any Units that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

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The opinions set forth in paragraphs 2, 3 and 4 above are subject to (i) the effects of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally; (ii) the effects of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

The foregoing opinions are limited to the Delaware General Corporation Law, and we express no opinion with respect to the laws of any other state or jurisdiction. Although the Securities may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws, including rules and regulations, as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.

Very truly yours,